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News Release For Immediate Release	Contact: Rachel Stern FactSet Research Systems Inc. 203.810.1000

FactSet Completes Sale of Market Metrics Business and Updates Fourth Quarter Fiscal 2016 Guidance

NORWALK, Conn., July 5, 2016 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications, today announced it has completed the sale of its market research business, consisting of Market Metrics and Matrix Solutions, to Asset International, a portfolio company of Genstar Capital. Upon completion of the sale on July 1, 2016, FactSet received $165 million in cash, less certain adjustments including, among others, a customary working capital adjustment. Upon the achievement of certain growth targets over the next two years by the market research business that has been sold, FactSet would be entitled to an additional earn-out of $10 million.

Updated Business Outlook for the Fourth Quarter of Fiscal 2016

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the risk factors, uncertainties and assumptions discussed below, actual results may differ materially. FactSet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Fourth Quarter Fiscal 2016 Expectations:

●	Revenues are expected to range between $286 million and $292 million.

●	GAAP operating margin is expected to range between 31.0% and 32.0%. Adjusted operating margin is expected to range between 32.5% and 33.5%.

●	The annual effective tax rate is expected to range between 28.0% and 29.0%.

●	GAAP diluted EPS should range between $1.61 and $1.65. Adjusted EPS is expected to range between $1.68 and $1.72. The midpoint of the adjusted EPS range represents 12.6% growth over the prior year.

$120 Million Accelerated Share Repurchase Program

On July 1, 2016 FactSet entered into an accelerated share repurchase agreement with Bank of America, N.A. (“BofA”) to repurchase $120 million of FactSet’s common stock. This agreement was entered into pursuant to FactSet’s previously announced $165 million share repurchase program approved by FactSet’s Board of Directors on May 19, 2016. FactSet expects to receive from BofA approximately 0.6 million shares of FactSet’s common stock on July 5, 2016. At final settlement of the agreement, which is expected to occur no later than the first quarter of fiscal 2017 and may occur earlier in certain circumstances, BofA may be required to deliver additional shares of common stock to FactSet, or, under certain circumstances, FactSet may be required to deliver shares of its common stock or may elect to make a cash payment to BofA, with the number of shares to be delivered or the amount of such payment based on the volume-weighted average price of FactSet’s common stock during the term of the transaction and subject to adjustments pursuant to the terms of the agreement.

About FactSet

FactSet delivers the world's best insight and information to investment professionals through superior analytics, service, content, and technology. More than 63,000 users make smarter investment decisions with FactSet's desktop analytics, mobile applications, and comprehensive data feeds. FactSet is also an honoree of Fortune's 100 Best Companies to Work For and a Best Workplace Award recipient in the United Kingdom and France. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS | NASDAQ:FDS).

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News Release For Immediate Release	Contact: Rachel Stern FactSet Research Systems Inc. 203.810.1000

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to: the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

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